Exhibit 10.8

STEIN MART, INC.

2001 OMNIBUS PLAN

OPTION AWARD AGREEMENT FOR KEY EMPLOYEES

THIS OPTION AWARD AGREEMENT FOR KEY EMPLOYEES (the “Award Agreement”) is made and entered into as of the date set forth on the signature page hereof (the “Grant Date”) by and between STEIN MART, INC., a Florida corporation (the “Company”), and the Key Employee of the Company whose signature is set forth on the signature page hereof (the “Key Employee”).

W I T N E S S E T H

WHEREAS, the Company has adopted the Stein Mart, Inc. 2001 Omnibus Plan, as amended and restated effective June 21, 2016 (the “Plan”), the terms of which, to the extent not stated herein, are specifically incorporated by reference in this Award Agreement;

WHEREAS, the purpose of the Plan is to permit Awards under the Plan to be granted to certain Key Employees of the Company and its Affiliates and to further specify the terms and conditions under which such individuals may receive such Awards;

WHEREAS, the Key Employee is now employed by the Company or an Affiliate in a key employee capacity, and the Company desires him or her to remain in such capacity and to secure or increase his or her ownership of Shares in order to increase his or her incentive and personal interest in the success and growth of the Company; and

WHEREAS, defined terms used herein and not otherwise defined herein shall have the meanings set forth in the Plan.

NOW, THEREFORE, in consideration of the premises and of the covenants and agreements herein set forth, the parties hereby mutually covenant and agree as follows:

1.    Option Grant.

(a)    Subject to the terms and conditions set forth herein, the Company hereby grants to the Key Employee an option (the “Option”) to purchase from the Company all or any part of the aggregate number of Shares (hereinafter referred to as the “Option Stock”) set forth on the signature page hereof, at the exercise price per Share set forth on the signature page hereof. The Option may not be exercised prior to the Initial Exercise Date set forth on the signature page hereof or after the Expiration Date set forth thereon, except that other than as provided in Section 3 herein, the Option shall not be exercisable after the termination of the Key Employee’s employment with the Company and all Affiliates. Absence of the Key Employee on leave approved by a duly elected officer of the Company, other than the Key Employee, shall not be considered a termination of employment during the period of such leave. The Option may be exercised in whole or in part (but any exercise shall be for whole Shares) by notice in writing to the Company. The aggregate exercise price for the Shares for which the Option is exercised shall be paid to the Company at the time of exercise in cash, Shares registered in the name of the Key Employee, by reduction in the number of Shares otherwise deliverable upon exercise of such Option with a Fair Market Value equal to the aggregate exercise price or by any combination of the foregoing methods. The approval of the Board of the Company is required in order for Shares held by the Key Employee for fewer than six months to be used in payment of the exercise price of the Option. The Option shall not be an Incentive Stock Option for purposes of Section 422 of the Code.

(b)    If the exercise price is paid wholly or partly in Shares registered in the name of the Key Employee or by reduction in the number of Shares otherwise deliverable upon exercise of the Option, any Shares tendered in payment thereof shall be free of all adverse claims and duly endorsed in blank by the Key Employee or accompanied by stock powers duly endorsed in blank. Shares tendered or withheld shall be valued at Fair Market Value on the date on which the Option is exercised. As used herein, “Fair Market Value” means the per Share closing price on the date in question in the principal market in which the Shares are then traded or, if no sales of Shares have taken place on such date, the closing price on the most recent date on which selling prices were quoted; provided, however, that the Committee, in its sole discretion, may elect to determine Fair Market Value with respect to such Shares, based on the average of the closing prices, as of the date of determination and a period of up to 20 trading days immediately preceding such date. If such proviso is to be applicable, the signature page hereof sets forth the number of trading days in such period.

2.    Nontransferability of Option. The Option is not transferable other than by will or by the laws of descent and distribution. The Option may be exercised during the life of the Key Employee only by the Key Employee (or his/her legal representative).

3.    Exercise of Option.

(a)    Except as provided herein, the Option shall be exercisable only prior to the Expiration Date and then only as set forth in the following table:

Years From Grant Date	Cumulative Fraction of Shares Optioned Which Vest & Are Exercisable
1st Anniversary	20%
2nd Anniversary	20%
3rd Anniversary	20%
4th Anniversary	20%
5th Anniversary	20%

(b)    Termination for Reasons Other than Cause, Death, Disability or Retirement. If the Key Employee’s employment with the Company or any Affiliate is terminated for any reason other than Cause (as defined below), death, Disability (as defined below) or retirement on or after age 62, the Key Employee may exercise the vested portion of the Option, but only within such period of time ending on the earlier of (i) the date 12 months following the Key Employee’s termination date or (ii) the Expiration Date.

(c)    Termination for Cause. If the Key Employee’s employment is terminated for Cause, the Option (whether vested or unvested) shall immediately terminate and cease to be exercisable. For purposes of this Award Agreement, “Cause” shall mean the occurrence of any one or more of the following: (i) Key Employee has been convicted of, or pleads guilty or nolo contendere to, a felony involving dishonesty, theft, misappropriation, embezzlement, fraud crimes against property or person, or any act of moral turpitude which negatively impacts the Company; (ii) Key Employee intentionally furnishes materially false or misleading information, or intentionally omits information, concerning a substantial matter to the Company or persons to whom the Key Employee reports; (iii) Key Employee intentionally fails to fulfill any assigned responsibilities for compliance with the Sarbanes-Oxley Act of 2002 or violates same; (iv) Key Employee intentionally or wrongfully damages material assets of the Company; (v) Key Employee intentionally discloses confidential information of the Company; (vi) Key Employee intentionally engages in any activity which would constitute a breach of the duty of loyalty; (vii) Key Employee intentionally breaches any stated employment policy or provision of the Company’s ethics policy which could reasonably be expected to expose the Company to liability or negatively impact the Company or its business reputation; (viii) Key Employee intentionally engages in acts or omissions which constitute a failure to follow reasonable and lawful directives of the Company; or (ix) if applicable, the Key Employee commits a material breach of an employment agreement between the Key Employee and the Company.

(d)     Termination due to Death, Disability or Retirement. If the Key Employee’s employment is terminated as a result of the Key Employee’s death, Disability (as defined below), or retirement on or after the Key Employee’s 62nd birthday, then the Option shall, notwithstanding any provisions of the Plan or this Award Agreement to the contrary, become immediately vested and exercisable with respect to 100% of the Shares subject to the Option. The Key Employee may exercise the Option, but only within such period of time ending on the earlier of (i) the date 12 months following the Key Employee’s termination date or (ii) the Expiration Date.

(e)    For purposes of this Award Agreement, “Disability” shall mean that the Key Employee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment. The determination of whether a Key Employee has a Disability shall be determined under procedures established by the Committee. The Committee may rely on any determination that a Key Employee is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any Affiliate in which a Key Employee participates; provided, however, that, if any Award is subject to Code Section 409A, Disability shall only be given effect to the extent consistent with a “disability” as defined under Code Section 409A.

(f)    Change of Control. In the event of a Change of Control, the Option shall become immediately vested and exercisable with respect to 100% of the Shares subject to the Option in accordance with the terms of the Plan.

4.    Beneficiary.

(a)    The person whose name appears on the signature page hereof after the caption “Beneficiary” or any successor designated by the Key Employee in accordance herewith (the person who is the Key Employee’s Beneficiary at the time of his death herein referred to as the “Beneficiary”) shall be entitled to exercise the Option, to the extent it is exercisable, after the death of the Key Employee. The Key Employee may from time to time revoke or change his Beneficiary without the consent of any prior Beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Key Employee’s death, and in no event shall any designation be effective as of a date prior to such receipt.

(b)    If no such Beneficiary designation is in effect at the time of a Key Employee’s death, or if no designated Beneficiary survives the Key Employee or if such designation conflicts with law, the Key Employee’s estate shall be entitled to exercise the Option, to the extent it is exercisable after the death of the Key Employee. If the Committee is in doubt as to the right of any person to exercise the Option, the Company may refuse to recognize such exercise, without liability for any interest or dividends on the Option Stock, until the Committee determines the person entitled to exercise the Option, or the Company may apply to any court of appropriate jurisdiction and such application shall be a complete discharge of the liability of the Company therefore.

5.    No Rights As Shareholder; No Right to Continued Employment. The Key Employee shall not have any rights as a shareholder of the Company with respect to any Shares subject to the Options issued pursuant to this Award Agreement unless and to the extent the Options are exercised pursuant to Section 3 hereof. Neither the Plan nor this Award Agreement shall confer upon the Key Employee any right to be retained in any position, including as Key Employee or Advisor of the Company. Further, nothing in the Plan or in this Award Agreement shall be construed to limit the authority of the Company to terminate the Key Employee at any time, with or without cause.

6.    Tax Withholding.

(a)    It shall be a condition of the obligation of the Company to issue Option Stock to the Key Employee or the Beneficiary, and the Key Employee hereby acknowledges and agrees, that the Key Employee shall pay to the Company upon its demand, such amount as may be requested by the Company for the purpose of satisfying its liability to withhold federal, state, or local income, employment or other taxes incurred by reason of the exercise of the Option. The Company has the right to withhold from any compensation paid to the Key Employee. The amount due from the Key Employee, if any, will be determined as of the date of exercise of the Option.

(b)    The Key Employee may elect to have the Company withhold that number of Shares of Option Stock otherwise issuable to the Key Employee upon exercise of the Option or to deliver to the Company a number of Shares, in each case, having a Fair Market Value on the Tax Date (as defined below) equal to the maximum individual statutory rate in the Key Employee’s jurisdiction for taxes required to be withheld as a result of such exercise. The election must be made in writing and must be delivered to the Company prior to the Tax Date. If the number of shares so determined shall include a fractional share, the Key Employee shall deliver cash in lieu of such fractional share. All elections shall be made in a form approved by the Committee and shall be subject to disapproval, in whole or in part by the Committee. As used herein, Tax Date means the date on which the Key Employee must include in his gross income for federal income tax purposes the Fair Market Value of the Option Stock over the exercise price therefore.

(c)    The Key Employee has reviewed with the Key Employee’s own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by this Award Agreement. The Key Employee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Key Employee understands that the Key Employee (and not the Company) shall be responsible for the Key Employee’s tax liability that may arise as a result of the transactions contemplated by this Award Agreement under the Code.

7.    Adjustments in Event of Change in Shares. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of securities of the Company, or other similar corporate transaction or event affects the Shares issuable on exercise of the Option, such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust the number and type of Shares awarded pursuant to this Agreement, or the terms, conditions, or restrictions of this Agreement; provided however, that the number of Shares subject to any Award payable or denominated in Shares shall always be a whole number.

8.    Powers of Company Not Affected. The existence of the Option shall not affect in any way the right or power of the Company or its shareholders to make or authorize any combinations, subdivision or reclassification of the Shares or any reorganization, merger, consolidation, business combination, exchange of Shares, or other change in the Company’s capital structure or its business, or any issue of bonds, debentures or stock having rights or preferences equal, superior or affecting the Option Stock or the rights thereof or dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

9.    Interpretation by Committee. The Key Employee agrees that any dispute or disagreement which may arise in connection with this Award Agreement shall be resolved by the

Committee, in its sole discretion, and that any interpretation by the Committee of the terms of this Award Agreement or the Plan and any determination made by the Committee under this Award Agreement or the Plan may be made in the sole discretion of the Committee and shall be final, binding, and conclusive. Any such determination need not be uniform and may be made differently among Key Employees awarded Options. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan shall govern and prevail.

10.    Compliance with Law. The exercise of the Option and the issuance and transfer of Shares shall be subject to compliance by the Company and the Participant with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s Shares may be listed. No Shares shall be issued pursuant to this Option unless and until any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel. The Participant understands that the Company is under no obligation to register the Shares with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.

11.    Miscellaneous.

(a)    This Award Agreement shall be governed and construed in accordance with the laws of the State of Florida applicable to contracts made and to be performed therein between residents thereof.

(b)    This Award Agreement may not be amended or modified except by the written consent of the parties hereto.

(c)    The captions of this Award Agreement are inserted for convenience of reference only and shall not be taken into account in construing this Award Agreement.

(d)    Any notice, filing or delivery hereunder or with respect to this Award Agreement shall be given to the Key Employee at either his usual work location or his home address as indicated in the records of the Company and shall be given to the Committee or the Company at 1200 Riverplace Boulevard, Jacksonville, Florida 32207, Attention Corporate Secretary. All such notices shall be given by first class mail, postage prepaid, or by personal delivery.

(e)    This Award Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and shall be binding upon and inure to the personal benefit of the Key Employee, the Beneficiary and the personal representative(s) and heirs of the Key Employee.

(f)    This Award Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Award Agreement transmitted by facsimile transmission, by electronic mail or by any other electronic means will have the same effect as physical delivery of the paper document bearing an original signature.

(g)    The Key Employee hereby acknowledges receipt of a copy of the Plan and this Award Agreement. The Key Employee has read and understands the terms and provisions thereof, and accepts the Options subject to all of the terms and conditions of the Plan and this Award Agreement.

IN WITNESS WHEREOF, the Company has caused this Award Agreement to be executed by its duly authorized officer, and the Key Employee has hereunto affixed his hand, all on the day and year set forth below.

STEIN MART, INC.

By:
D. Hunt Hawkins – Chief Executive Officer

KEY EMPLOYEE

Signed Electronically

This Option is a Non-Qualified Stock Option

No. of Shares of Subject to Options:

Exercise Price Per Share: $

Grant Date:

Expiration Date:

[NOT LATER THAN 7 YEARS FOLLOWING GRANT DATE]